EXHIBIT 3.2

                       NEW CENTURY MORTGAGE SECURITIES LLC

                       LIMITED LIABILITY COMPANY AGREEMENT
                       -----------------------------------

                  This LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") of New Century Mortgage Securities LLC, a Delaware limited liability company (the "Company") is made and entered into as of the 7th day of September, 2004, by and between New Century Credit Corporation, a California corporation (the "Member") and the Company.

                                    RECITALS

                  A. Reference is made to the Certificate of Formation for the Company filed September 7, 2004 in the office of the Secretary of State for the State of Delaware (as the same may hereafter be amended or restated from time to time by amendments thereto filed as aforesaid, the "Certificate").

                  B. In entering into this Agreement, the parties hereto wish to make a full statement of their agreement in respect to the Company in order that, except to the extent the Agreement expressly incorporates by reference provisions of the Act, the Code or the Treasury Regulations (as each is defined below) or is expressly prohibited or ineffective under the Act, this Agreement shall govern, even when inconsistent with, or different from, the provisions of the Act or any other law or rule.

                                   ARTICLE I

                                   DEFINITIONS
                                   -----------

                  Unless otherwise expressly provided herein, the following terms used in this Limited Liability Company Agreement shall have the following meanings:

                  (a) "ACT" shall mean the Delaware Limited Liability Company Act at DEL. CODE ANN. Tit. 6, ss.ss.18-101 ET SEQ., as it may be amended from time to time.

                  (b) "AFFILIATE" shall mean any Person which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Member. For purposes hereof, the terms "control", "controlled", or "controlling" shall include, without limitation, (i) the ownership, control or power to vote ten percent (10%) or more of (x) the equity ownership interests in the Member or (y) the limited liability company interest in the Company or beneficial interests of the Member, directly or indirectly, or acting through one or more Persons, (ii) the control of the election of more than one director of the Member, or (iii) the power to exercise, directly or indirectly, control over the management or policies of the Member.

                  (c) "BANKRUPTCY" means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature,
(vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

                  (d) "BOARD" or "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

                  (e) "CAPITAL CASH FLOW" shall mean, for purposes of this Agreement and for a given period of time, the net proceeds received by the Company from Company borrowings and the net proceeds of the sale of the Company assets, in each instance less reasonable reserves required in the sole discretion of the Managing Member.

                  (f) "CAPITAL CONTRIBUTION" shall mean any contribution to the capital of the Company by the Member in cash, other property or services rendered, or a promissory note or other obligation to contribute cash or property or to perform services.

                  (g) "CERTIFICATE" shall have the meaning as described in Recital A hereto.

                  (h) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any corresponding provisions of succeeding law. company.

                  (i) "COMPANY" shall mean New Century Mortgage Securities LLC, a Delaware limited liability company.

                  (j) "DIRECTOR" shall mean any director elected to the Board of Directors from time to time by the Member. A Director is hereby designated as a "manager" of the Company within the meaning of Section 18-101(10) of the Act.

                  (k) "ENTITY" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

                  (l) "LIMITED LIABILITY COMPANY INTEREST" shall have the meaning given it in Section 2.6, which Limited Liability Company Interest reflects the interest of the Member in the Company.

                  (m) "LIQUIDATING AGENT" shall have the meaning given it in
Section 8.2(a).

                  (n) "MEMBER" shall mean New Century Credit Corporation, a California Corporation, and its successors.

                  (o) "OFFICER" shall mean an officer of the Company as described in Section 4.1.

                  (p) "OPERATING CASH FLOW" shall mean, for purposes of this Agreement and for a given period of time, all cash received by the Company from any source (but excluding net proceeds from borrowings of the Company and the net proceeds from the sale or other disposition of the Company's assets) less cash expended for the debts and expenses of the Company, principal and interest payments on any indebtedness of the Company, capital expenditures and, in each instance, reasonable reserves required in the sole determination of the Member.

                  (q) "PERSON" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such "Person" where the context so permits.

                  (r) "TRANSACTION DOCUMENTS" shall have the meaning given it in
Section 3.1 hereafter.

                  (s) "TREASURY REGULATIONS" shall include proposed, temporary and final regulations promulgated under the Code in effect as of the date of filing the Certificate and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

                                   ARTICLE II

                              FORMATION OF COMPANY
                              --------------------

         2.1 FORMATION. The Company is to be formed effective as of September 7, 2004, the date of filing of the Certificate in the office of the Secretary of State for the State of Delaware in accordance with and pursuant to the Act. The parties hereto do hereby confirm their intent and agreement that the Company shall be governed by the terms of this Agreement as more particularly described in Recital Paragraph B hereto, the terms and provisions of which are herein incorporated.

         2.2 NAME. The name of the Company is New Century Mortgage Securities LLC, provided that the Member may elect to transact business in other names in those jurisdictions where it deems it necessary for purposes of complying with the requirements of local law.

         2.3 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be located at 18400 Von Karman, Irvine, California 92612. The Company may relocate its principal place of business to any other place or places as the Member may from time to time deem advisable. Additional offices may be maintained and acts done at any other place appropriate for accomplishing the purposes of the Company, all as determined by the Member.

         2.4 REGISTERED OFFICE AND REGISTERED AGENT. The Company's initial registered office shall be at the office of its registered agent at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of its initial registered agent at such address shall be The Corporation Trust Company. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Delaware Secretary of State pursuant to the Act.

         2.5 TERM. The term of the Company shall commence on the date the Certificate is filed with the Delaware Secretary of State in accordance with the provisions of the Act and shall continue until the Company is dissolved pursuant to Article VIII. The existence of the Company as a separate legal entity shall be perpetual and shall continue until cancellation of the Certificate as provided in the Act.

         2.6 LIMITED LIABILITY COMPANY INTEREST. The interest of the Member will be designated as the "Limited Liability Company Interest" and may be expressed as a 100% percentage interest. The Limited Liability Company Interest is personal property and the Member has no interest in specific property of the Company.

         2.7 CERTIFICATE. Naveen Zaidi, is hereby designated as an "authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate with the Secretary of State of the State of Delaware. Upon the filing of the Certificate with the Secretary of State of the State of Delaware, his powers as an "authorized person" ceased, and the Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act. The Member shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

                                  ARTICLE III

                               BUSINESS OF COMPANY

         3.1 PERMITTED ACTIVITIES. Subject to the limitations set forth herein, the purpose for which the Company is formed is to engage solely in the following activities:

         (a) Acquiring as purchaser and/or by contribution to the capital of the Company or otherwise, owning, holding, transferring, assigning, selling, contributing to capital, pledging and otherwise dealing with (i) mortgage notes and similar such instruments, related real property, mortgages, deeds of trust and other related agreements, documents, books and records, including loans secured by cooperative apartments and by timeshare interests, loans secured by securities accounts or by third party guaranties as additional collateral, home equity loans and lines of credit, and other secured and unsecured consumer loans and receivables, (ii) related rights to payment, whether constituting cash, account, chattel paper, instrument, general intangible or otherwise, and any other related assets, property and rights, including without limitation security interests, (iii) related collection, deposit, custodial, trust and other accounts, lock boxes and post office boxes and any amounts and other items from time to time on deposit therein, (iv) real property and any improvements thereon and personal property acquired by foreclosure, deed-in-lieu thereof or otherwise in respect of any of the foregoing, (v) certificates, notes, bonds or other securities, instruments and documents evidencing ownership interests in or obligations secured by all or any of the foregoing and (vi) proceeds and other payments and distributions of any kind of, on or in respect of any of the foregoing;

         (b) Authorizing, issuing, selling and delivering, directly or indirectly through corporations, partnerships, limited liability companies, business trusts, common law trusts or other special purpose entities established solely for such purpose, certificates, notes, bonds and other securities, instruments and documents evidencing ownership interests in or obligations secured by all or any portion of the assets described in foregoing paragraph (a), and in connection therewith entering into servicing, insurance, credit enhancement, reimbursement, swap agreements and other agreements related thereto (the "Transaction Documents"); and

         (c) Taking any action necessary or reasonable to enable the Company to engage in any lawful act or activity and to exercise any powers permitted under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable to accomplish any of the foregoing.

         3.2 RESTRICTIONS ON ACTIVITIES. Notwithstanding any other provision contained in this Agreement:

                  (1) The Company will maintain financial statements, bank accounts, records, payroll and books of account separate and apart from the Member, any Affiliate or other Person;

                  (2) Funds and other assets of the Company shall be separately identified and segregated. All of the Company's assets shall at all times be held by or on behalf of the Company, and, if held by another Person, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by the Company. In no event shall any of the Company's assets be held on its behalf by any Affiliate;

                  (3) The Company will pay from its own funds and assets all obligations and indebtedness incurred by it and shall not pay the general overhead and expenses of the Member of the Company;

                  (4) Each of the Company and the Member of the Company will conduct its business solely in its own name so as not to mislead others as to the identity of the Member of the Company or the identity of the Company;

                  (5) The Company shall not guarantee the obligations or liabilities of any Person including the Member or Affiliate of the Company nor shall the Company hold out its credit as being available to satisfy the obligations or liabilities of any Person including the Member or Affiliate of the Company;

                  (6) All business transactions entered into by the Company with an Affiliate will be on terms and conditions that are not more or less favorable to the Company than terms and conditions available at the time to the Company for comparable transactions with Persons who are not Affiliates of the Company;

                  (7) The Company will at all times hold itself out to the public (including any Affiliate's creditors) as a separate and distinct entity operating under the Company's own name and the Company shall act solely in its own name and through its own authorized representatives;

                  (8) The Company will have a sufficient number of employees, or will contract for the use of a sufficient number of employees, in light of its stated business purpose, and will compensate all employees, in light of its stated business purpose, and will compensate all employees, consultants and agents directly, from the Company's bank accounts, for services provided to the Company by such employees, consultants and agents, except to the extent that any employee, consultant or agent of the Company is also an employee, consultant or agent of any Affiliate(s) and the compensation of such employee, consultant or agent is allocated between the Company and such Affiliate(s) on a basis which reflects the services rendered to the Company and such Affiliate(s), and otherwise will pay from its own funds and assets all obligations and indebtedness incurred by it;

                  (9) The Company shall not pay the general overhead and expenses of the Member or Affiliates of the Company and shall not permit the Member or Affiliates to pay any of the Company's overhead or expenses; provided, that overhead expenses (including, without limitation, telephone and other utility charges) may be shared between the Company and the Member or such Affiliate so long as such items are allocated between the Company and the Member or such Affiliate on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                  (10) The Company shall have separate stationery, invoices and checks in its own name;

                  (11) The Company shall observe all formalities as a distinct entity, and ensure that all appropriate actions are duly authorized by its Member;

                  (12) The Company shall correct any misunderstanding known to the Company regarding the separate identity of the Company;

                  (13) The Company shall maintain adequate capital in light of its contemplated business operations;

                  (14) The Company shall not incur any indebtedness or liabilities except for (i) liabilities incurred in the ordinary course of the Company's business; (ii) liabilities permitted to be incurred by any Transaction Documents; and (iii) unsecured loans from Affiliates of the Company in order to accommodate the Company's normal cash management procedures; and

                  (15) So long as the obligations of the Company under any Transaction Documents are outstanding,

                           (a) the Company shall not (i) consolidate, merge or
                  acquire all or substantially all of the assets of a Person (except for consolidations or mergers where the Company is the surviving Person and all the other restrictions set forth in this Section 3.2 continue to be met) or (ii) sell or dispose of all or substantially all of its assets, except in either case to the extent permitted by any Transaction Documents;

                           (b) the Company shall not engage in any business
                  other than that set forth in Section 3.1 of the Agreement; and

                           (c) the Company shall not acquire any property or own
                  assets other than in furtherance of the Company's purpose set forth in Section 3.1.

Failure of the Company, or the Member on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement, shall not affect the status of the Company as a separate legal entity or the limited liability of the Member.

                                   ARTICLE IV

                     RIGHTS AND DUTIES OF BOARD OF DIRECTORS
                     ---------------------------------------

         4.1 MANAGEMENT. The Board of Directors is hereby appointed the manager of the Company. The business and affairs of the Company shall be managed under the exclusive direction and control of the Board of Directors, and all powers of the Company shall be exercised by or under the authority of the Board of Directors. The Board of Directors shall consist of three Persons appointed by the Member; provided, however, that at all times at least one Person appointed to the Board of Directors shall be an "Independent Director." The Board of Directors shall have no authority or power under this Agreement to take any action that it knows violates laws or regulations applicable to the Company or violates any Transaction Documents. The unanimous consent of the Board of Directors (including the consent of the Independent Director) shall be required with respect to:

                  (a) the filing by the Company, or the Member or any other Person on behalf of the Company, of a voluntary petition in bankruptcy or otherwise seeking or consenting to relief under Title 11 of the United States Code or any other successor statute thereto or under any similar applicable state law;

                  (b) seeking or consenting to the appointment of any receiver, liquidator, assignee, trustee, sequestrator, custodian or other similar official for the Company or a substantial part of its property;

                  (c) the adoption of a resolution by the Member for the voluntary dissolution or liquidation of the Company; or

                  (d) the admission in writing by the Company of its inability to pay its debts generally as they become due or the taking of limited liability company action in furtherance thereof.

         For purposes of this Agreement, "Independent Director" shall mean an individual who is not, at the time of initial appointment, nor has been, a manager or director of any Affiliate of the Member (except that an individual who serves in similar capacities for other "special purpose corporations" formed by the Member or its Affiliates is not thereby disqualified from being an Independent Director) or is an officer of, employed by, a creditor, supplier or contractor of, or holding any beneficial or economic interest in the Member or any Affiliate of the Member, or is a family member of any of the foregoing.

         The initial Directors of the Company shall be Brad Morrice, Patrick Flanagan and Andrew Stidd. The initial Independent Director shall be Andrew Stidd.

         The Board of Directors may, from time to time as it deems advisable, appoint Officers of the Company and assign in writing titles (including, without limitation, president, vice president, secretary, and treasurer) to any such person. Unless the Board of Directors decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 4.1 may be revoked at any time by the Board of Directors.

         The initial Officers of the Company shall be as follows, each to hold office until his successor is elected by the Board:

                  Chief Executive Officer:          Brad Morrice

                  President:                        Patrick Flanagan

                  Executive Vice President:         Kevin Cloyd

                  Treasurer:                        Edward Gotschall

                  Secretary:                        Stergios Theologides

                  Assistant Secretary:              Ralph Flick

                  Assistant Secretary:              Jennifer Jewett

                  Assistant Secretary:              Amy Gossin

         The Member is not an agent of the Company solely by virtue of being the Member, and, except as provided herein, the Member has authority to act for the Company solely by virtue of being the Member.

         4.2 DUTY OF CARE. The duty of care in the discharge of a Director's duties to the Company is limited to refraining from engaging in gross negligence or intentional misconduct. In discharging its duties, the Board of Directors shall be fully protected in relying in good faith upon the records required to be maintained under Article IX and upon such information, opinions, reports, or statements by any of its agents, or by any other Person, as to matters the Board of Directors reasonably believes are within such other Person's professional or expert competence and who have been selected with reasonable care by or on behalf of the Company, including information, opinions, reports, or statements as to the value and amount of the assets, liabilities, profits, or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

         4.3 NO EXCLUSIVE DUTY TO COMPANY. The Member may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor the Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the other or to the income or proceeds derived therefrom, notwithstanding that such investments or activities may be competitive with the business of the Company. The Member shall not incur any liability to the Company as a result of engaging in any other business or venture. Subject to the limitations set forth in Section 3.2 of this Agreement, the Board of Directors may, in its sole discretion, on behalf of the Company, purchase, sell or lease real or personal property from or to the Member or pay fees or compensation to the Member for the efforts or commitments in connection with the business of the Company or otherwise deal with the Member or any Person in which the Member is directly or indirectly interested, and neither the Company nor the Board of Directors shall have any rights in or to any income or profits received by the Member in a transaction with the Company.

         4.4 INDEMNITY OF THE BOARD OF DIRECTORS AND OF OTHERS. To the fullest extent permitted by law, the Directors, or any Person who is or shall have been serving at the request of the Company as a director, officer, employee or agent of another Entity, shall be indemnified and held harmless by the Company from and against any and all losses, liabilities or claims attributable to such status or for acts or failures to act in connection therewith, provided that the scope of this indemnification and agreement to hold harmless shall not extend to losses arising from the gross negligence or intentional misconduct of the indemnitee and any indemnity under this Section 4.4 by the Company shall be provided out of and to the extent of Company assets only, and no Director shall have personal liability on account thereof. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which a Person seeking indemnification may be entitled under any other agreement, vote of Board of Directors or otherwise. If authorized by the Board of Directors, the Company may purchase and maintain insurance on behalf of any Person (including the Board of Directors) to the full extent permitted by the Act.

         4.5 RESIGNATION OR WITHDRAWAL. Any Director of the Company may resign by giving written notice to the Board of Directors and the Member. The resignation of a Director shall take effect upon occurrence of the foregoing or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective; provided, however, that the resignation of the Independent Director shall not be effective until his replacement shall have been effected.

         So long as any obligations of the Company under any Transaction Documents are outstanding, the Member of the Company may not resign or withdraw as Member or transfer its interest in the Company, unless (i) a succeeding Member is admitted to the Company which succeeding Member shall not be an individual and who shall have executed an instrument signifying its agreement to be bound by the terms and conditions of this Agreement (which instrument may be a counterpart signature page to this Agreement) and (ii) the resigning Member shall have obtained from each rating agency rating any then outstanding securities in such Securitization a confirmation that such resignation of the Member and admission of the succeeding Member will not result in a downgrade, withdrawal or qualification of any of the then outstanding securities issued in such Securitization. If no such Securitization is outstanding, the Member may not resign unless the requirements of clause (i) of the preceding sentence are satisfied. Any such admission of a succeeding Member shall be deemed effective immediately prior to the resignation of the resigning Member and, immediately following such resignation, the resigning Member shall cease to be the Member of the Company.

         4.6 RIGHT TO RELY ON THE BOARD OF DIRECTORS. Any Person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Board of Directors as to:

                  (a) The identity of the Board of Directors;

                  (b) The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the Board of Directors or which are in any other manner germane to the affairs of the Company;

                  (c) The Persons who are authorized to execute and deliver any instrument or document of the Company; or

                  (d) Any act or failure to act by the Company or any other matter whatsoever involving the Company or the Member.

                                   ARTICLE V

                        RIGHTS AND OBLIGATIONS OF MEMBER
                        --------------------------------

         5.1 LIMITATION OF LIABILITY. The Member's liability shall be limited as set forth in this Agreement, the Act and other applicable law.

         5.2 LIABILITY OF THE MEMBER TO THE COMPANY. The Member shall be liable for the return in whole or in part of its contribution to the Company only to the extent, if any, provided by the Act.

                                   ARTICLE VI

                          CONTRIBUTIONS TO THE COMPANY
                          ----------------------------

         6.1 MEMBER'S CAPITAL IN THE COMPANY.

                  (a) The Member shall contribute to the Company as its Capital Contribution the amount determined by the Member in its sole discretion to be necessary or convenient for carrying on the business and activities of the Company. No interest shall be paid or accrue on any Capital Contribution, and the Member shall not have the right to withdraw or be repaid any Capital Contribution except as provided in the Agreement. Notwithstanding the foregoing, the Member shall not be required to make any Capital Contribution.

                  (b) Anything in this Agreement to the contrary notwithstanding and except as provided in the Act, the Member shall not have any personal liability for liabilities or obligations of the Company, except that the Board of Directors may have liability to the extent of its Capital Contributions made to the Company as aforesaid, and, the Member shall not be required to make any further or additional contributions to the capital of the Company or to lend or advance funds to the Company for any purpose.

                  (c) The obligation, if any, of the Member to contribute to the capital of the Company is solely and exclusively for the benefit of the Company and the Member, and is not intended to confer rights on any third party (under
Section 18-502(b) of the Act or otherwise). Without limiting the generality of the foregoing, no creditor of the Company shall be deemed a third party beneficiary of any obligation of the Member to contribute capital or make advances to the Company.

         6.2 DISTRIBUTIONS OF OPERATING AND CAPITAL CASH FLOW.

                  (a) Subject to Section 6.2(c) below, distributions of Operating Cash Flow shall be made at least annually at such time or times as the Managing Member shall determine. All operating Cash Flow shall be distributed to the Member.

                  (b) Subject to Section 6.2(c) below, distributions of Capital Cash Flow shall be made at such time or times as the Managing Member shall determine. All Capital Cash Flow shall be distributed to the Member.

                  (c) In accordance with Section 18-607 of the Act, no distribution shall be made unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company.

         6.3 TAX ITEMS. All income, profit, gain, deduction, loss and credit of the Company shall be allocated solely to the Member.

         6.4 CLASSIFICATION FOR TAX PURPOSES. Notwithstanding anything contained herein to the contrary, the Member and the Board of Directors recognize and intend that, for federal income tax purposes, the Member shall constitute the single owner of the Company and the Company shall constitute an entity with a single owner, which for federal income tax purposes is disregarded as an entity separate from the Member in accordance with Section 301.7701-3(b)(1)(ii) of the Treasury Regulations. The Member and the Board of Directors will not make any election or take any action which would cause the Company to be classified as an association, a corporation or a partnership for federal income tax purposes.

                                  ARTICLE VII

                                 TRANSFERABILITY
                                 ---------------

         7.1 The Member shall not sell, assign, pledge or otherwise transfer all or any part of its interest in the Company and any such assignment, if made, notwithstanding the provisions of this Agreement (whether voluntary or involuntary), shall be void. No part of the interest of the Member shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process. Subject to Section 4.5, the Member shall not be permitted to retire or withdraw from the Company.

                                  ARTICLE VIII

                           DISSOLUTION AND TERMINATION
                           ---------------------------

         8.1 DISSOLUTION. The Company will be dissolved and its affairs wound up upon the occurrence of any of the following events:

                  (a) So long as no obligations of the Company under any Transaction Documents are outstanding, the written consent of the Member;

                  (b) when the term of the Company shall expire pursuant to
Section 2.5 hereof;

                  (c) Upon the death or expulsion of the Member, or the occurrence of any other event which terminates the membership of the Member, unless the business of the Company is continued in a manner permitted by this Agreement or the Act; or

                  (d) The entry of a decree of judicial dissolution under
Section 18-802 of the Act.

                  Upon the occurrence of any event that causes the Member to cease to be the Member of the Company, to the fullest extent permitted by law, the personal representative of the Member is hereby authorized to, and shall, within 90 days of the occurrence of the event that terminated the continued membership of the Member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the Member in the Company.

                  Notwithstanding any other provision of this Agreement, the Bankruptcy or dissolution of the Member shall not cause the Member to cease to be a member of the Company or otherwise terminate its membership interest and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

         8.2 PROCEDURES.

                  (a) LIQUIDATION OF ASSETS. In the event of the dissolution of the Company, the Board of Directors or such person required by law to wind up the Company's affairs (the Board of Directors or other person being referred to herein as the "LIQUIDATING AGENT") will commence to windup the affairs of the Company and liquidate its assets as promptly as is consistent with obtaining the fair value thereof. In connection with any such winding up and liquidation, a financial statement of the Company as of the date of dissolution will be prepared by the Liquidating Agent.

                  (b) AUTHORITY OF LIQUIDATING AGENT. In connection with the winding up and liquidation of the Company, the Liquidating Agent will have all of the rights and powers with respect to the assets and liabilities of the Company that an authorized Member or a Director would have pursuant to the Act or any other applicable law.

                  (c) DISTRIBUTION OF ASSETS. Following the satisfaction of, or reasonable provision for, all debts and liabilities of the Company owed to creditors and all expenses of liquidation, and subject to the right of the Liquidating Agent to set up such cash reserves as the Liquidating Agent may deem reasonably necessary for any contingent, conditional or unmatured liabilities or obligations of the Company, the proceeds of the liquidation and any other funds (or other remaining Company assets) of the Company will be distributed in cash to the Member or its successor.

         8.3 TERMINATION OF THE COMPANY. Upon the completion of the winding up of the Company and the distribution of all assets of the Company and other funds, the Liquidating Agent will have the authority to take or cause to be taken such actions as are necessary or reasonable in order to file a certificate of cancellation of the Certificate of the Company as well as any and all other documents required by the Act or any other applicable law to effectuate the termination of the Company.

         8.4 CERTIFICATE OF CANCELLATION. Upon the filing of the certificate of cancellation, the existence of the Company shall cease. Subject to Section 18-804 of the Act, and prior to the filing of the certificate of cancellation, the Liquidating Agent shall have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

         8.5 RETURN OF CONTRIBUTION NONRECOURSE TO THE COMPANY. Except as provided by law or as expressly provided in this Agreement, upon dissolution, the Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company as provided herein is insufficient to return the cash contribution of the Member, the Member shall have no recourse against the Company.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         9.1 NOTICES. Any notice, request, demand, consent, approval or other communication under this Agreement shall be in writing, and shall be deemed duly given or made at the time and on the date when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service), or when sent by facsimile, or three (3) business days after being mailed by prepaid registered or certified mail, return receipt requested, to the address for each party set forth at the conclusion of this Agreement. The Member, by written notice to the other in the manner herein provided, may designate an address different from that set forth at the conclusion of this Agreement.

         9.2 BOOKS OF ACCOUNT AND RECORDS. Proper and complete records and books of account shall be kept or shall be caused to be kept by the Board of Directors or such representatives as it may appoint in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. The books and records shall at all times be maintained at the principal executive office of the Company.

         9.3 APPLICATION OF DELAWARE LAW. This Agreement, and the application and interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Delaware (without regard to conflict of laws principles thereof), and specifically the Act.

         9.4 WAIVERS. The Member irrevocably waives during the term of the Company (i) any right that it may have to maintain any action for partition with respect to the property of the Company and (ii) any right to reject this Agreement in the event of a bankruptcy of the Member.

         9.5 AMENDMENTS. So long as the obligations of the Company under any Transaction Documents are outstanding, Section 3.1, 3.2, 4.1, 4.5, 7.1, 8.1 and this Section 9.5 may not be amended or supplemented. All other provisions of this Agreement may be amended and this Agreement may be supplemented by the unanimous written agreement of the Board of Directors, including the Independent Director; provided, so long as the obligations of the Company under any Transaction Documents are outstanding, that such amendment or supplement shall not adversely affect the Company's existence as a single purpose entity for the related transaction.

         9.6 EXECUTION OF ADDITIONAL INSTRUMENTS. The Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

         9.7 CONSTRUCTION. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

         9.8 HEADINGS AND PRONOUNS. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural as the identity of the Person or Persons may require.

         9.9 WAIVERS. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

         9.10 RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Agreement are cumulative and the use of any right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

         9.11 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

         9.12 HEIRS, SUCCESSORS AND ASSIGNS. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

         9.13 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or of the Member.

         9.14 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute once and the same instrument.

         IN WITNESS WHEREOF, this Limited Liability Company Agreement is executed and delivered as of the date first written above by the undersigned, being the Member, which does hereby agree to be bound by the terms and provisions set forth in this Agreement.

                                      NEW CENTURY CREDIT CORPORATION,
                                      as Member



                                      By:      /s/ Kevin Cloyd
                                           --------------------------------
                                      Name:   Kevin Cloyd
                                      Title:  Executive Vice President

                                   CERTIFICATE
                                   -----------

                  Pursuant to Section 18-201 (d) of the Act, the undersigned hereby agree, acknowledge and certify that the foregoing Agreement constitutes the Limited Liability Company Agreement of New Century Mortgage Securities LLC adopted by the Member of the Company in order to be effective as of September 7, 2004.



                                         NEW CENTURY CREDIT CORPORATION
                                         "Member"


                                         By:      /s/ Kevin Cloyd
                                               -------------------------------
                                         Name: Kevin Cloyd
                                         Title: Executive Vice President


                                                  Address for Notice Purposes:
                                                  18400 Von Karman
                                                  Irvine, California 92612

                                         NEW CENTURY MORTGAGE
                                         SECURITIES LLC
                                         "Company"

                                         By:      /s/ Kevin Cloyd
                                               -------------------------------
                                         Name: Kevin Cloyd
                                         Title: Executive Vice President


                                                  Address for Notice Purposes:
                                                  18400 Von Karman
                                                  Irvine, California 92612